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                                                                EXHIBIT 10.8
                           ASSET ACQUISITION AGREEMENT

         This ASSET ACQUISITION AGREEMENT (the "Agreement") is made as of this 25th day of January 1999 by and between PROFESSIONAL COIN GRADING SERVICE, INC., a Delaware corporation ("PCGS") and INFO EXCHANGE, INC., a Kansas corporation ("Info Exchange"), and BRENT GUTEKUNST, the sole shareholder of Info Exchange (the "Shareholder").

                                 R E C I T A L S

         A. Info Exchange is the record and beneficial owner of 40% of the outstanding membership interests of Collectors Universe, LLC, a California limited liability company ("CU"). That 40% membership interest in CU (the "CU Membership Interest") and the Proprietary Assets (as hereinafter defined) are the principal assets of Info Exchange. Info Exchange's business (the "Info Exchange Business") consists of owning the CU Membership Interest, designing and maintaining websites and the software and other data needed for and used in the operation of internet auctions conducted by CU and others and providing various management and support services to CU pursuant to a Service Agreement dated as of August 2, 1998 between Info Exchange and CU (the "CU Service Agreement").

         B. In connection with the conduct of the Info Exchange Business, Info Exchange has developed and owns software, databases, processes, know-how, trade secrets, designs, documentation, copyrights and trade names and trademarks and other intellectual property used in the development of internet and maintenance of websites and the conduct of auctions over the internet, a true and complete list of which, prepared by Info Exchange and Shareholder, is attached hereto as Exhibit A (collectively, the "Proprietary Assets"). Info Exchange also owns certain other assets used to provide services to CU under the CU Service Agreement, a list of which is also included on Exhibit A (the "Service Agreement Assets").

         C. PCGS, which owns 55% of the membership interests in CU, desires to acquire the CU Membership Interest, the Proprietary Assets, including the CU Name and CU Mark, and the Service Agreement Assets from Info Exchange in exchange solely for shares of common stock of PCGS, and Info Exchange desires to sell the CU Membership Interest, the Proprietary Assets and Service Agreement Assets, in their entirety, to PCGS for such common stock of PCGS, on and subject to the terms and conditions hereinafter set forth in this Agreement.

         D. The parties intend the sale and transfer of the CU Membership Interest, the Proprietary Assets and the Service Agreement Assets to PCGS in exchange for shares of PCGS common stock, under this Agreement, to constitute a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and in connection therewith Info Exchange is adopting and will be implementing a plan of liquidation as provided in Section 4 of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and promises of PCGS and Info Exchange and Shareholder hereinafter set forth, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF INFO EXCHANGE ASSETS.

                  1.1 SALE AND TRANSFER OF INFO EXCHANGE ASSETS. On the terms and subject to the conditions contained in this Agreement, concurrently herewith Info Exchange shall sell, assign, transfer, covey and deliver the CU Membership Interest, the Proprietary Assets (including the Marks and the Software, as defined in Exhibit A hereto, and all goodwill associated with the Proprietary Assets) and the Service Agreement Assets, in their entirety (collectively, the "Info Exchange Assets"), to PCGS, free and

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clear of any and all liens, claims, encumbrances, pledges, security interests, options, rights of first refusal, community property interests, restrictions and any other adverse interests of any kind or nature whatsoever, and PCGS shall acquire and accept the CU Membership Interest, the Proprietary Assets and the Service Agreement Assets from Info Exchange.

                  1.2 CONSIDERATION TO INFO EXCHANGE. As the consideration for the sale and transfer to PCGS of the Info Exchange Assets, and for the execution and delivery of the Non-Competition Agreements by Info Exchange and the Shareholder as contemplated by Section 1.3 hereof, and at the instruction of Info Exchange, concurrently herewith PCGS shall issue a total of Three Thousand Seven Hundred Fifty (3,750) fully paid and nonassessable shares of common stock of PCGS (the "PCGS Shares") to and in the name of Shareholder.

                  1.3 ADDITIONAL AGREEMENTS. Concurrently with the execution of this Agreement, PCGS and Info Exchange or Shareholder shall enter into the following additional agreements (the "Additional Agreements"), the execution and delivery of which by such parties shall be a condition precedent to the consummation of the purchase and sale of the Info Exchange Assets as contemplated in this Agreement:

                           (a) A non-competition agreement to be executed and
delivered by Shareholder in the form of Exhibit B hereto (the "Shareholder Non-Competition Agreement");

                           (b) An employment agreement substantially in the form
of Exhibit C hereto (the "Employment Agreement");

                           (c) A stockholders agreement substantially in the
form of Exhibit D hereto to (the "Stockholders Agreement").

                  1.4 CLOSING. Consummation of the sale and transfer of the CU Membership Interest, the Proprietary Assets and the Service Agreement Assets by Info Exchange to PCGS and the issuance, in exchange therefor, of the PCGS Shares to Shareholder in accordance with the written instruction of Info Exchange (the "Closing"), shall take place at the principal offices of PCGS on this date (the "Closing Date") concurrently with the execution and delivery of this Agreement by the parties. At the Closing Info Exchange shall deliver to PCGS such documents or instruments of assignment and transfer as PCGS or its counsel may reasonably request to evidence the sale and transfer of the CU Membership Interest, the Proprietary Assets and the Service Agreement Assets by Info Exchange to PCGS, against delivery by PCGS to Shareholder of a PCGS stock certificate evidencing his ownership of the 3,750 PCGS Shares. In addition, at the Closing, Info Exchange and/or Shareholder and PCGS shall execute and deliver the respective Additional Agreements and the other documents and instruments that are required to be delivered by each of them as set forth in Exhibit E hereto (the "Other Closing Documents").

         2. REPRESENTATIONS AND WARRANTIES OF INFO EXCHANGE AND SHAREHOLDER. Info Exchange and Shareholder jointly and severally represent and warrant to PCGS as follows:

                  2.1 AUTHORITY AND CAPACITY.

                           (a) Shareholder (i) has the full legal right and
capacity to execute and deliver, and to perform his obligations under, this Agreement and each of the Additional Agreements to which he is or will be a party and (ii) has duly executed and delivered this Agreement and each of such Additional Agreements on the date hereof with the intent to be legally bound hereby and thereby and to perform his obligations hereunder and thereunder. This Agreement and each of the Additional


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Agreements to which Shareholder is a party constitutes a valid and legally binding obligation of Shareholder that is enforceable against him in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and by general principles of equity relating to the availability of equitable remedies (regardless of whether any such agreements are sought to be enforced in a proceeding at law or in equity).

                           (b) Info Exchange has (i) the corporate power and
authority to execute and deliver, and to perform its obligations under, this Agreement, (ii) taken all corporate action and obtained all corporate and shareholder other consents required under its charter documents or applicable law required to authorize the execution and delivery and the performance by Info Exchange of this Agreement and (iii) duly executed and delivered this Agreement with the intent to be legally bound hereby and thereby and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of Info Exchange that is enforceable against it in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and by general principles of equity relating to the availability of equitable remedies (regardless of whether such Agreement is sought to be enforced in a proceeding at law or in equity).

                  2.2 NO CONFLICTS. The execution and delivery and the performance by Info Exchange of this Agreement and the execution and delivery of this Agreement and the Additional Agreements by Shareholder, do not require any consent or approval of any third party (governmental or other) that has not been obtained and will not result in a default or breach, or an event that, with notice or lapse of time, or both, would be a default or breach, of the Articles of Incorporation or Bylaws of Info Exchange, or, to the best knowledge of Shareholder, any of the following: (i) a default or breach, or an event that, with notice or lapse of time, or both, would be a default or breach, of any contract, lease, license, franchise, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security or pledge agreement, or other agreement, instrument or arrangement to which Info Exchange or Shareholder is a party or is subject (collectively, the "Info Exchange or Shareholder Contracts"); (ii) the termination of any Info Exchange or Shareholder Contract or the acceleration of the maturity of any indebtedness of Info Exchange or Shareholder; (iii) the creation or imposition of any liens, charges or encumbrances on any of the assets of Shareholder, or on the CU Membership Interest or any of the other Info Exchange Assets; or (iv) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which Info Exchange or the Shareholder is a party or is subject or to which the CU Membership Interest or any of the other Info Exchange Assets or any of the assets of Shareholder is subject. For purposes of this Agreement the terms "Shareholder's best knowledge" and "best knowledge of Shareholder, shall mean the knowledge of the Shareholder after due inquiry by him of the subject matter of the representations or warranties in this Agreement that he is making to his best knowledge.

                  2.3 ORGANIZATION AND STANDING; OWNERSHIP OF SHARES.

                           (a) To Shareholder's best knowledge, Info Exchange is
a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas.

                           (b) Shareholder is the sole record and beneficial
owner of all of the shares of capital stock of Info Exchange and no other person or entity has any rights, in the capacity of a record or beneficial owner of any shares of capital stock or other securities of Info Exchange, to vote on


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approval of the execution and delivery of this Agreement by Info Exchange or its consummation of the transactions contemplated hereby. No other person or entity is the owner or holder of any options or other rights to acquire any shares of capital stock or other securities of Info Exchange.

                  2.4 THE INFO EXCHANGE ASSETS AND PROPRIETARY ASSETS.

                           (a) Info Exchange has good and marketable title to
the CU Membership Interest, the Proprietary Assets (including the CU Name and CU
Mark) and the Service Agreement Assets, free and clear of any and all liens, claims, encumbrances, pledges, security interests, options, rights of first refusal, community property interests, restrictions and any other adverse interests of any kind or nature whatsoever, other than restrictions on the transferability and rights of first refusal that are imposed on the CU Membership Interest by CU's Operating Agreement dated as of August 2, 1996 by and among CU and its Members (the "CU Operating Agreement"), which restrictions and rights of first refusal do not, however, constitute an impediment to the sale and transfer of the CU Membership Interest to PCGS pursuant to this Agreement. Info Exchange has not sold, transferred, conveyed, assigned, hypothecated, or granted any security interest in or pledged, or granted any option or right entitling anyone to acquire, the CU Membership Interest, any of the Proprietary Assets or any of the Service Agreement Assets and has not entered into nor is it bound by any agreement, commitment, understanding (written or oral) to do any of the foregoing. None of the CU Membership Interest, the Proprietary Assets nor the Service Agreement Assets is subject to any liabilities, other than those expressly provided for in the CU Operating Agreement, and no liabilities will arise as a result of or in connection with the consummation of the sale and transfer of the Info Exchange Assets by Info Exchange to PCGS hereunder.

                           (b) No person, including the Shareholder, Info
Exchange's past or present employees, officers, directors, agents or independent contractors, has any rights to or interests in any of the Info Exchange Assets, including any of the Proprietary Assets. In conjunction with the Info Exchange Business, neither Info Exchange nor Shareholder has used any proprietary knowledge or any other technology of any third party that Info Exchange did not have authority to use in the development of the Proprietary Assets. Info Exchange has the exclusive right to bring actions for the infringement of the Proprietary Assets and has full and effective right to use, execute, reproduce, display, perform, modify enhance, distribute and prepare derivative works of any third party software included in the Proprietary Assets and does not and has no obligation to pay royalties with respect to any of the Proprietary Assets or the use thereof. Schedule 2.4 sets forth the name of each employee, agent, independent contractor and developer who participated in the development of the Proprietary Assets (the "Developers"). All the Developers and all employee leasing firms which provided the services of any Developer have irrevocably assigned their right, title and interest, if any, in the Proprietary Assets to Info Exchange. To the best of Info Exchange's knowledge, there are no facts or claims which may prohibit, impair or impede the use of the Proprietary Assets or the filing and subsequent approval of applications for copyrights, patents, or trademarks as regards the Proprietary Assets.

                           (c) None of the Proprietary Assets infringes or
conflicts, and the use of the Proprietary Assets by PCGS or CU in the manner in which Info Exchange has used the Proprietary Assets in its Business prior to the Closing will not infringe, any patent, copyright, or other proprietary rights of any third party, nor constitute a misappropriation of the trade secrets of any third party and no product made or sold or service provided by Info Exchange violates any license granted to Info Exchange.

                           (d) Info Exchange has taken measures it and the
Shareholder deem reasonable to maintain the confidentiality of the Proprietary Assets and neither of them has granted any


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license or option or entered into any agreement of any kind with respect to the use of the Proprietary Assets nor violated any patents, trade secrets or other proprietary or intellectual property rights of any other person or entity. Each employee and independent contractor of Info Exchange has executed an agreement with Info Exchange regarding confidentiality and proprietary information. Info Exchange, after reasonable investigation, is not aware that any of its employees or independent contractors are in violation thereof, and Info Exchange and Shareholder will use their best efforts to prevent any such violation.

                           (e) With respect to the Software, (i) the
specification attached hereto as Schedule 2.4-E (the "Specifications") are a complete and accurate description of the capabilities and limitations of the Software, (ii) Info Exchange maintains documentation setting forth in reasonable detail all of the functions of the software, and (iii) Info Exchange maintains suitable technical and user documentation and adequate comments within its source code to allow the Software to be maintained and modified without undue burden by reasonably competent programmers or engineers skilled in the art who have access to such documentation and source code.

                           (f) The list of the Proprietary Assets and the
Service Agreement Assets contained in Exhibit A and the Software Specifications in Schedule 2.4-E are accurate and complete.

                  2.5 ADEQUACY OF ASSETS; NO RETAINED COPIES. The Info Exchange Assets, and particularly the Proprietary Assets, are all of the Assets needed to operate the Info Exchange Business as currently conducted. Effective as of the Closing, physical possession of all copies of the Software, including, the Object Code, the Source code and the Documentation (each as defined on Exhibit A, shall have been delivered to PCGS.

                  2.6 CONTRACTS. Except for the CU Operating Agreement and the CU Service Agreement, neither Info Exchange nor the Shareholder is a party to any contract or other agreement or understanding, whether written or oral, including any sales agreement, option agreement, security agreement or pledge agreement, that relates or affects in any way or to any extent, the CU Membership Interest, any of the Proprietary Assets or the Service Agreement Assets. Neither Info Exchange nor Shareholder is in breach or default of the CU Operating Agreement or the CU Service Agreement and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a breach or default under any such Agreements by either Info Exchange or the Shareholder. The Services Agreement between Info Exchange and the Hartford Courant Company, dated as of October 1997 (est) has expired and neither Info Exchange nor the Shareholder has any remaining obligations or rights thereunder.

                  2.7 LITIGATION AND PROCEEDINGS. There are no claims, actions, causes of action, suits, proceedings or investigations pending or, to the knowledge of Info Exchange or Shareholder, threatened, against Info Exchange or the Shareholder, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which could adversely affect the CU Membership Interest, the Proprietary Assets or the Service Agreement Assets or the rights or title thereto being acquired by PCGS pursuant hereto, including, but not limited to any pending claim or litigation, or to Shareholder's knowledge any threatened claim or litigation, against Info Exchange or Shareholder contesting the right of Info Exchange to use or dispose of any of the Proprietary Assets or the validity of any of the Proprietary Assets or asserting the misuse thereof.

                  2.8 DISCLOSURE. None of the representations or warranties of Info Exchange or Shareholder contained in this Section 2 or in the Info Exchange Disclosure Schedules contains any


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statement of a material fact that is untrue or omits any material fact necessary to make the statements contained herein, in light of the circumstances under which such statements were made, not misleading.

                  2.9 SECURITIES LAW COMPLIANCE. Info Exchange and Shareholder jointly and severally represent and warrant that:

                           (a) They have been advised and understand and agree
that the PCGS Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), nor qualified under any state securities laws, on the ground (among others) that no distribution or public offering of the PCGS Shares is to be effected in connection with the transactions contemplated herein or by Info Exchange or Shareholder and in issuing the PCGS Shares to Shareholder, PCGS is relying on the accuracy and completeness of the representations and warranties of Info Exchange and Shareholder in this Section 2.9.

                           (b) Info Exchange and Shareholder are acquiring the
PCGS Shares for their own account, and not as an nominee or agent for any other persons or entities, and for investment and not with a view to distribution or resale thereof.

                           (c) Info Exchange and Shareholder acknowledge that
they have been informed and understand that no public market for the PCGS Shares exists and that there can be no assurance that any such market may develop or exist in the future and, even if a public market does develop, that the PCGS Shares may not be sold or transferred except in compliance with the 1933 Act or any exemption thereunder and there is no assurance that any exemption from registration, including Rule 144, under the 1933 Act will become available to permit resales of the PCGS Shares.

                           (d) Info Exchange and Shareholder have been furnished
with such information regarding PCGS and the PCGS Shares as they or either of them has requested of PCGS and has had an opportunity to ask questions of the officers of PCGS regarding, and to become informed about, PCGS and its business and its consolidated financial condition and results of operations.

                           (e) Each of Info Exchange and Shareholder is an
"Accredited Investor" as such term is defined in Regulation D under the 1933
Act.

                           (f) Info Exchange and Shareholder acknowledge and
agree that (i) until the PCGS Shares become eligible for resale under Rule 144(k) under the 1933 Act, any proposed sale or other transfer or disposition of any of the PCGS Shares, other than pursuant to an effective registration statement under the 1933 Act, may not be made unless and until Info Exchange or Shareholder has furnished to PCGS an opinion of counsel, reasonably acceptable to PCGS and its counsel, to the effect that the proposed sale or other transfer or disposition is exempt from registration under the 1933 Act, and (ii) the PCGS Shares will be subject to the Stockholders Agreement referred to in Section 1.3 hereof and, until the Stockholders Agreement has been terminated (A) no sale or other disposition of the PCGS Shares may be made except in compliance therewith and (B) the PCGS Shares may be required to be sold in one or more transactions involving sales of shares of PCGS initiated by certain other of the PCGS Stockholders, all as more fully provided in the Stockholders Agreement. The Shareholder has read and understands the Stockholders Agreement.

                           (g) Info Exchange and Shareholder acknowledge and
agree that the certificate representing the PCGS Shares shall contain restrictive legends in the forms set forth in the form of Stockholders Agreement attached hereto as Exhibit D or restrictive legends that are substantially similar thereto.


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                  2.10 ACKNOWLEDGEMENTS AND AGREEMENTS REGARDING PCGS
REPRESENTATIONS. Info Exchange and Shareholder acknowledge and agree as follows:

                           (a) PCGS has not made, and is not making, any
representations or warranties to Info Exchange or to the Shareholder with respect to (i) the federal, state or local income or other tax consequences to Info Exchange or Shareholder of their consummation of the transactions contemplated hereby, or (ii) the future performance of PCGS; and

                           (b) In entering into this Agreement and the
Additional Agreements to which they are parties, neither Info Exchange nor Shareholder is relying on any statements or representations or warranties of PCGS, or any representations or warranties made or purported to have been made by any officer, director, stockholder, employee or agent of PCGS, other than the express representations and warranties of PCGS hereinafter contained in this Agreement.

                           (c) Shareholder has been furnished with true and
correct copies of and has read the Certificate of Incorporation and Bylaws, both as currently in effect, of PCGS.

         3. REPRESENTATIONS AND WARRANTIES OF PCGS. PCGS makes the following representations and warranties to the Selling Parties as of the date of this
Agreement:

                  3.1 ORGANIZATION. PCGS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  3.2 CORPORATE POWER. PCGS possesses the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Additional Agreements being executed and delivered by it concurrently herewith.

                  3.3 NECESSARY ACTIONS; BINDING EFFECT. PCGS has taken all corporate action and obtained all consents necessary to authorize its execution and delivery of, and its performance of this Agreement and each of the Additional Agreements being executed by it concurrently herewith. This Agreement constitutes, and upon their execution and delivery by PCGS each of the Additional Agreements will constitute, valid obligations of PCGS that are legally binding on and enforceable against PCGS in accordance with their respective terms, except (in each case) as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights, and by general principles of equity relating to the availability of equitable remedies (regardless of whether such agreements are sought to be enforced in a proceeding at law or in equity).

                  3.4 NO CONFLICTS. The execution and delivery and the performance by PCGS of this Agreement and each of the Additional Agreements to which PCGS is a party will not result in a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of the Certificate of Incorporation or Bylaws of PCGS or, to the best knowledge of PCGS, any of the following: (i) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of any contract, lease, license, franchise, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security or pledge agreement, or other agreement, instrument or arrangement to which PCGS is a party or is subject and which is material to PCGS and its subsidiaries considered as a whole (a "Material PCGS Contract"); (ii) the termination of any Material PCGS Contract or the acceleration of the maturity of any indebtedness or other monetary obligation of PCGS that is material in amount when considered in relation to PCGS and its subsidiaries taken as a whole; or (iii) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality to which PCGS is a party or by which any of its properties is bound or any laws or


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regulations applicable to PCGS, where the violation would have a material adverse effect on PCGS considered, together with all of its subsidiaries, as a whole. The terms "PCGS' best knowledge" and "best knowledge of PCGS" shall mean the knowledge of the executive officers of PCGS named on Schedule 3.4 hereto after due inquiry by them of the subject matter of the representations or warranties that are being made in this Agreement by PCGS to its best knowledge.

                  3.5 FINANCIAL STATEMENTS AND OTHER INFORMATION. PCGS has furnished to Info Exchange unaudited consolidated financial statements of PCGS, comprised of a consolidated balance sheet of PCGS as of June 30,1998 and a related consolidated statement of income for the year then ended, and an unaudited consolidated balance sheet as of, and related unaudited consolidated statement of income of PCGS for the three months ended, September 30, 1998, all of which have been prepared by PCGS (collectively, the "PCGS Financial Statements"). Except as otherwise set forth in Schedule 3.5 of the PCGS Disclosure Schedules or in the footnotes contained in the PCGS Financial Statements, to the best knowledge of PCGS such Financial Statements fairly present, in all material respects, the consolidated financial position of PCGS as at June 30, 1998 and September 30, 1998, respectively, and the respective consolidated results of operations of PCGS for the year and three months ended on June 30, 1998 and September 30, 1998, respectively.

                  3.6 ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth in Schedule 3.6 hereto, since September 30, 1998, to the best knowledge of PCGS there has not been a material adverse change in the consolidated financial condition or consolidated results of operations of PCGS.

                  3.7 THE PCGS SHARES. The PCGS Shares to be issued by PCGS to Shareholder pursuant to Section 1.2 of this Agreement shall be, at the time of such issuance, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights under the charter documents or other agreements of PCGS to which the shares of capital stock of PCGS are subject, except for any preemptive rights and rights of first refusal under the Stockholders Agreement.

                  3.8 INVESTMENT INTENT. PCGS is acquiring the CU Membership Interest for investment and not with a view or intent to resell or distribute that Interest.

                  3.9 REPRESENTATIONS AND WARRANTIES. The representations and warranties of PCGS, as modified by the disclosures contained in the PCGS Disclosure Schedules attached hereto, do not contain any statement of a material fact that was untrue when made or omits any information necessary to make any statement of material fact contained therein, in light of the circumstances under which such statement was made, not misleading.

         4. CERTAIN COVENANTS OF INFO EXCHANGE AND SHAREHOLDER

                  4.1 LIQUIDATION OF INFO EXCHANGE. Info Exchange and Shareholder covenant and agree that, (i) concurrently with the Closing, Info Exchange and Shareholder shall adopt the resolutions and take the actions contained in Exhibit F hereto that provide for the dissolution and complete liquidation of Info Exchange within ten (10) business days of the Closing hereunder and (ii) they shall take such actions to effectuate such dissolution and liquidation, in accordance with the corporate laws applicable to it, within such 10-business day period.


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         4.2 ASSUMED LIABILITIES AND RETAINED LIABILITIES.

                           (a) PCGS shall assume each of the liabilities of Info
Exchange described on Schedule 4.2 hereto as to which there is no default or breach by Info Exchange in an amount not to exceed $150,000 in the aggregate (the "Assumed Liabilities").

                           (b) Except for and to the extent of the Assumed
Liabilities expressly identified on Schedule 4.2, Info Exchange and Shareholder covenant and agree that PCGS is not assuming and PCGS shall not be obligated to assume or perform, or otherwise discharge, any liabilities or obligations of Info Exchange or Shareholder, whether known or unknown, fixed or contingent, matured or unmatured, certain or uncertain, and whether such liabilities or obligations have arisen prior to, or may arise on or after, the date hereof (collectively, the "Retained Liabilities"). Info Exchange and Shareholder further covenant and agree that all of the Retained Liabilities shall remain the obligations and liabilities of Info Exchange or the Shareholder (as the case may be). The Retained Liabilities shall include, but shall not be limited to, any and all liabilities for Taxes (as hereinabove defined) and any and all liabilities arising from the dissolution and liquidation of Info Exchange. Info Exchange and Shareholder shall jointly and severally indemnify, hold harmless and defend PCGS, and its shareholders, directors, officers, employees and agents from and against any and all of the Retained Liabilities and all demands, actions, suits or other proceedings and all damages, losses, costs and expenses arising therefrom, including, but not limited to attorneys fees and costs. The obligations of Info Exchange and Shareholder under this Paragraph 4.2(b) shall survive the Closing of the transactions contemplated hereby for a period ending seven (7) years from the date hereof.

                  4.3 TERMINATION OF CU SERVICE AGREEMENT. Concurrently with the consummation of the transactions contemplated by this Agreement, the CU Service Agreement shall terminate and be of no further force or effect.

                  4.4 WAIVER OF RIGHT OF PURCHASE OPTION. The parties hereto agree to take such action as may be required to cause CU to waive its right of first refusal and purchase option with respect to Info Exchange's CU Membership Interest under Section 8 of the Operating Agreement of CU (the "CU Operating Agreement").

         5. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation, verification or approval by any party hereto or by anyone on behalf of any party hereto with respect to the subject matter of any of the representations or warranties of the other party contained in this Agreement, the respective representations and warranties of each party hereto that are contained in this Agreement or in any of their respective Disclosure Schedules or in any of their respective Closing Certificates delivered pursuant hereto shall survive the Closing for the statutory limitations period under California law that is applicable to written contracts, except that the representations and warranties of Info Exchange and Shareholder contained in Sections 2.1, 2.4 and
2.5 shall survive the Closing for a period of seven (7) years from the date hereof.


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         6. NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, (i) on the date of delivery if delivered in person; (ii) on the second business day after being sent by fax, provided that the successful transmission of the fax has been confirmed through a confirmation function sheet provided by the fax machine used for such transmission and a true and correct copy thereof is sent by first class mail to the party to which the fax was sent within one (1) business day thereafter; or (iii) on the third business day following the deposit thereof in the United States Mails, provided it is mailed by certified mail, return-receipt requested and postage prepaid and properly addressed, as set forth on Exhibit G hereto. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified in Exhibit G hereto.

         7. MISCELLANEOUS.

                  7.1 ASSIGNMENT. No party may assign this Agreement, or assign its rights or delegate its duties hereunder, without the prior written consent of the other party; provided, however, that PCGS may assign its rights hereunder to any wholly-owned subsidiary, but no such assignment by PCGS shall relieve it of its obligations hereunder to Info Exchange. Subject to the foregoing restrictions, this Agreement shall inure to the benefit of and shall be binding on each of the parties hereto and their respective successors, heirs, administrators and assigns.

                  7.2 SEVERABILITY. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

                  7.3 GOVERNING LAW. This Agreement is deemed to have been made in the State of California, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of California for contracts made and to be performed in that state. In the event any party hereto is required to initiate any legal action or proceeding to enforce its rights hereunder, such action or proceeding shall be brought and maintained exclusively in the Superior Court for the County of Orange, in California and each party agrees to accept, and not to challenge, the jurisdiction of such court over the parties and the subject matter of such action or proceeding or the convenience of the forum and to accept and not to challenge the adequacy of service by certified or registered mail. The prevailing party in any such action or proceeding shall be entitled to recover its reasonable attorneys fees and disbursements, expert witness fees and disbursements and other costs of suit from the non-prevailing party. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY SUCH ACTION OR PROCEEDING, IRRESPECTIVE OF WHICHEVER PARTY MAY BRING ANY SUCH ACTION OR PROCEEDING.

                  7.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, and the Exhibits and Schedules hereto, and each additional agreement and document to be executed and delivered pursuant hereto, constitute all of the agreements of the parties with respect to, and supersede all prior agreements and understandings relating to the subject matter of, this Agreement or the transactions contemplated by this Agreement, including but not limited to a letter agreement dated as of December 4, 1998 relating to the subject matter hereof. This Agreement may not be modified or amended except by a written instrument specifically referring to this Agreement signed by the parties hereto.

                  7.5 WAIVER. No waiver by one party of the other party's obligations, or of any breach or default hereunder by any other party, shall be valid or effective, unless such waiver is set forth in writing and is signed by the party giving such waiver; and no such waiver shall be deemed a waiver of


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any subsequent breach or default of the same or similar nature or any breach or default by such other party of any of the other provisions of this Agreement.

                  7.6 INTERPRETATION; HEADINGS. This Agreement is the result of arms'-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. Unless otherwise indicated elsewhere in this Agreement, (a) the term "or" shall not be exclusive, (b) the term "including" shall mean "including, but not limited to," and (c) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define, limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement.

                  7.7 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.8 FURTHER ASSURANCES. Each party hereto shall execute and deliver, both before and after the Closing, such instruments and take such other actions as the other party or parties, as the case may be, may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above stated.

INFO EXCHANGE INC.                       PROFESSIONAL COIN GRADING SERVICE, INC.

By: /s/ BRENT GUTEKUNST                  By: /s/ DAVID HALL
    ----------------------------------       -----------------------------------
    Brent Gutekunst, President               David Hall, Chairman

/s/ Brent Gutekunst
--------------------------------------
Brent Gutekunst


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